SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 22, 2002

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26299 (Commission File Number)	77-0439730 (I.R.S. Employer Identification Number)

807 11th Ave.
Sunnyvale, CA 94089
(650) 390-1000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS.

On October 22, 2002, the Board of Directors of Ariba, Inc., a Delaware corporation (“Ariba”), authorized the repurchase of up to $50,000,000 of Ariba’s Common Stock. The Company may repurchase its Common Stock from time to time in compliance with the Securities and Exchange Commission’s regulations and other legal requirements, and subject to market conditions and other factors.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 23, 2002, announcing the approval of the stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 31, 2002	By:	/s/ Robert M. Calderoni Robert M. Calderoni

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release, dated October 23, 2002, announcing the approval of the stock repurchase program.